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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                   FORM  8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of report  (Date of earliest event reported):    September 12, 1997



                      COMMERCIAL BANCSHARES, INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


       West Virginia                1-11791                  55-0622108
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(State or Other Jurisdiction    (Commission File           (IRS Employer
     of Incorporation)              Number)             Identification No.)

415 Market Street, Parkersburg, West Virginia                   26101
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  (Address of Principal Executive Offices                    (Zip Code)

Registrant's telephone number, including area code:       (304)  424-0300
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                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5:  OTHER EVENTS

     The Board of Directors of Commercial BancShares, Incorporated ("Commercial"), has approved, and on September 12, 1997, the company signed a Binding Letter of Agreement with WesBanco, Inc. ("WesBanco"), whereby Commercial will be acquired by WesBanco.
     Under the terms of the binding letter, each share of Commercial common stock will be exchanged for 2.85 shares of WesBanco common stock.
     Simultaneously with the execution of the binding letter of agreement, WesBanco and Commercial entered into a stock option agreement pursuant to which Commercial will grant to WesBanco an option to purchase 321,620 of its authorized but unissued shares of common stock at $50 cash per share, exercisable in certain events.
          Attached hereto as Exhibit 1, is a joint press release announcing the signing of the binding Agreement and providing certain supplemental information about Commercial and WesBanco.

     Prior to September 12, Commercial had been negotiating with Citizens Bancshares, Inc., of Salineville, Ohio ("Citizens"), with respect to an acquisition transaction. On September 12, Citizens filed suit in the U. S. District Court for the Northern District of Ohio alleging breach of agreements and claiming damages of approximately one million dollars. Commercial has retained Arter & Hadden as counsel to defend against Citizens' claims, and believes it has substantial defenses against these claims.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits.

        1. Text of joint press release issued by Commercial BancShares, Incorporated, and WesBanco, Inc., on September 12, 1997.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 1997
                                 COMMERCIAL BANCSHARES, INCORPORATED

                                 By:  /s/ Larry G. Johnson
                                 Larry G. Johnson
                                 Its:  Executive Vice President
                                       and Chief Financial Officer

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ITEM 7 (c) 1.  Text of joint press release issued by Commercial BancShares,
Incorporated, and Gateway Bancshares, Inc., on August 15, 1997.


Commercial BancShares, Gateway Bancshares Announce Merger

PARKERSBURG, WEST VIRGINIA, and WHEELING, WEST VIRGINIA--September 12, 1997-- Commercial BancShares, Incorporated, ("Commercial") (AMEX: CWV) and Wesbanco, Inc., ("Wesbanco") (NASDAQ: WSBC) jointly announced today that they have entered into a binding letter of intent providing for Commercial, a multi-bank holding company headquartered in Parkersburg, West Virginia, to merge with and into a wholly owned subsidiary of Wesbanco, CBI Corporation, to be formed for the purpose of effecting the merger. The joint announcement was made by Edward M. George, President and Chief Executive Officer of Wesbanco, and William E. Mildren, Jr., Chairman, President and Chief Executive Officer of Commercial.
          Commercial is the parent company of seven community banks with 17 offices in Wood, Jackson, Ritchie, Wetzel and Tyler Counties in West Virginia and in Washington County, Ohio.
          Commercial has also recently executed a definitive agreement to acquire Gateway Bancshares, Inc., with offices in McMechen and Benwood, Marshall County, West Virginia. Wesbanco presently operates five banks in the States of West Virginia and Ohio with 46 banking offices and it operates a mortgage company with six offices in West Virginia.
     Under the terms of the binding letter of intent, Wesbanco will exchange
2.85 shares of Wesbanco common stock for each share of Commercial common stock outstanding in a tax free exchange. The merger, which is based on a fixed exchange ratio, will be accounted for as a pooling of interests. The transaction is valued at approximately $130 million based on the current market price of $28.25 per share for Wesbanco common stock. In addition, Commercial has granted to Wesbanco an option, exercisable under certain conditions to purchase up to 19.9% of Commercial's outstanding common shares.
          The transaction, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of Commercial and Wesbanco, is expected to be completed during the first quarter of 1998. Ostrowski & Associates represented Wesbanco and Danielson Associates represented Commercial in this transaction.
          At June 30, 1997, Commercial had consolidated assets of $417 million, deposits of $359 million, and loans of $300 million. The company operates seven banks in the mid and upper Ohio Valley region of West Virginia and Ohio. Its subsidiaries include Commercial Banking and Trust Company, Jackson County Bank, Farmers and Merchants Bank of Ritchie County, The Dime Bank, Union Bank of Tyler County, The Community Bank, Bank of Paden City, and Hometown Finance Company. For the six months ended June 30, 1997, Commercial's net earnings were $2.4 million. This represents an annualized return on average assets of $1.16%.
          At June 30, 1997, Wesbanco had consolidated assets of $1.7 billion, deposits of $1.4 billion, and loans of $1 billion. Wesbanco is a multi-bank holding company headquartered in Wheeling, West Virginia, and operates five full service banks in West Virginia and Ohio. Its principal subsidiaries include:
Wesbanco Bank Wheeling, Wesbanco Bank Parkersburg, Wesbanco Bank Barnesville, Wesbanco Bank Charleston, and Wesbanco Bank Fairmont. In addition it operates a mortgage company, Wesbanco Mortgage Company, with six offices in West Virginia. For the six months ended June 30, 1997, Wesbanco earned $11.2 million which represents an annualized return on average assets of 1.29%.

     Edward M. George, President and Chief Executive Officer of Wesbanco, commented:
               "We welcome an affiliation with a quality banking organization such as Commercial BancShares. The in-market synergies which can be obtained from the combination of our respective organizations provide a significant enhancement to the resulting organization's banking franchise.
          "Wesbanco and Commercial will work together to minimize any effect on our respective employees. This combination will greatly enhance the ability of Wesbanco to serve the communities of the mid and upper Ohio Valley regions and will provide a comprehensive network of banking services from the Parkersburg-Marietta market through the Weirton-Steubenville metropolitan area. Additionally, with Commercial's locations in Ritchie and Jackson Counties, Wesbanco will be able to expand along the Interstate 77 corridor."

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          William E. Mildren, Jr., Chairman, President and Chief Executive
Officer of Commercial was equally supportive of the transaction. Mr. Mildren commented:

               "Our Board of Directors is pleased with the proposed affiliation with Wesbanco, Inc. The consideration received in the merger is extremely fair to our shareholders. We are equally pleased with Wesbanco's plan to combine its existing operations in Wirt and Wood Counties with the Commercial BancShares organization to create a regional holding company with in excess of $500 million in assets. This will give us a more competitive market position in the mid-Ohio Valley market, which will benefit customers and employees alike."

          It is anticipated that Wesbanco's banking subsidiary in Parkersburg, Wesbanco Bank Parkersburg, will be consolidated with one or more of the banking subsidiaries of Commercial in the Wood County area, which will improve Wesbanco's market share in the Wood County market from eighth to third. In conjunction with this combination, William E. Mildren, Jr., will serve as Chairman and Chief Executive Officer of the resulting banking subsidiary, and Donald L. Scothorn will serve as President of the Parkersburg banking subsidiary.
          In addition, William E. Mildren, Jr., will be appointed Vice Chairman of Wesbanco, the parent bank holding company. Mr. Mildren and three other directors of Commercial will be elected to the Wesbanco Board and Mr. Mildren will be elected to the Wesbanco Executive Committee.
          Upon consummation of the transaction, Wesbanco will have total assets of approximately $2.1 billion with 63 offices in the states of Ohio and West Virginia.

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